Exhibit (14)(b)


                               CONSENT OF COUNSEL

               We hereby consent (i) to the use of our name and to the references to our Firm included in the Registration Statement on Form N-14 under the Securities Act of 1933 (the "N-14 Registration Statement"); (ii) the use and incorporation by reference in the N-14 Registration Statement of our Firm's opinion and consent of counsel filed as Exhibit (i)(1) to Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A of Armada Funds;
(iii) the use and incorporation by reference in the N-14 Registration Statement of our Firm's opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A of Armada Funds; and (iv) the use and incorporation by reference in the N-14 Registration Statement of our Firm's opinion and consent of counsel filed as Exhibit (i)(3) to Post Effective Amendment No. 68 to the Registration Statement on Form N-1A of Armada Funds.



                           /S/ DRINKER BIDDLE & REATH LLP
                           DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
August 13, 2003